UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: July 25, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed in a Form 8-K filed on May 11, 2017, Oragenics, Inc. (the “Company”) entered into a securities purchase agreement on May 10, 2017 with three accredited investors, to purchase up to $3.0 million of Series A Convertible Preferred Stock (the “Preferred Stock Financing”). The sale of the Preferred Stock took place in two separate closings and at the first closing which occurred on May 10, 2017, the Company received gross proceeds of approximately $1.302 million. The second closing, which was contingent upon the Company receiving shareholder approval required by the NYSE MKT listing rules, occurred on July 25, 2017. The Company received $1.698 million, the balance of the Preferred Stock Financing. The full $3.0 million of Preferred Stock is convertible into twelve million shares of the Company’s Common Stock, based on a fixed conversion price of $0.25 per share on an as-converted basis. In addition, the Company issued warrants to purchase an aggregate of 4,621,037 shares of Common Stock at the first closing and an aggregate of 6,024,124 shares of Common Stock at the second closing. The Warrants have a term of seven years from the date of issuance are non-exercisable until 6 months after issuance, and have an exercise price of $0.31 per share.

The foregoing description set forth above is also qualified in its entirety by reference to the documents attached as Exhibit 4.1 and Exhibit 10.1, to the Current Report on Form 8-K filed by the Company on May 11, 2017 which are incorporated by reference herein.

The Company offered and sold the securities to “accredited investors” as such term is defined in the Securities Act and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws. The Preferred Stock, the Warrants and the Common Stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 8.01	Other Events

On July 26, 2017, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Transactions described herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated May 10, 2017 (incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 11, 2017).

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 11, 2017).

99.1	Press Release dated July 26, 2017.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 26th day of July 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer